Exhibit 99.1

NEWS
RELEASE

FOR IMMEDIATE RELEASE
CONTACT: Chris L. Nines
                      (512) 434-5587
TEMPLE-INLAND INC. REPORTS THIRD QUARTER 2007 RESULTS
     AUSTIN, TEXAS, October 24, 2007—Temple-Inland Inc. today reported third quarter 2007 net income of $36 million, or $0.33 per diluted share, compared with third quarter 2006 net income of $95 million, or $0.86 per diluted share, and second quarter 2007 net income of $66 million, or $0.62 per diluted share.
          Results for third quarter 2007 include (i) an after-tax special charge of $7 million, or $0.06 per share, principally related to costs associated with our Transformation Plan, and (ii) an $8 million after-tax charge, or $0.08 per share, related to the disposition of our chemical business, a discontinued operation. In total, the effect of these special items on third quarter 2007 was $15 million, or $0.14 per share. As reflected in the table below, net income per diluted share, excluding special items, for third quarter 2007 is $0.47, compared with $0.92 in third quarter 2006, and $0.59 in second quarter 2007.

	Third Quarter		Second Quarter
	2007	2006	2007
Net income per dil. share as reported	$0.33	$0.86	$0.62

Adjustment for special items	0.14	0.06	(0.03)

Net income per diluted share,	$0.47	$0.92	$0.59
excluding special items

Average shares outstanding – diluted	107.8	110.3	108.1
(in millions)

Corrugated Packaging

	3rd Qtr.	3rd Qtr.	2ndQtr.
Segment Operating Income	2007	2006	2007
($ in Millions)	$70	$73	$78
          Corrugated Packaging reported third quarter 2007 operating income of $70 million. Lower converting costs and volume growth in third quarter 2007 compared with third quarter 2006 offset higher recycled fiber costs. Operating income declined third quarter 2007 compared with second quarter 2007 principally due to lower corrugated container volumes and higher recycled fiber costs.
          Excluding the sale of Performance Sheets (a sheet feeder plant sold August 2006), volume on a per workday basis was up 3% in third quarter 2007 compared with third quarter 2006. On a volume per workday basis, shipments of corrugated containers were down 3% third quarter 2007 compared with second quarter 2007. Year-to-date shipments, on a volume per workday basis, are up 1% compared with 2006.
          Average prices for corrugated containers third quarter 2007 were down approximately 1% compared with third quarter 2006 and second quarter 2007. The average cost of recycled fiber third quarter 2007 was up 41% compared with third quarter 2006, and up 12% compared with second quarter 2007. Freight costs third quarter 2007 were up $3 million compared with third quarter 2006, but flat compared with second quarter 2007. Energy costs were flat third quarter 2007 compared with third quarter 2006, but down $6 million compared with second quarter 2007.
Forest Products

	3rd Qtr.	3rd Qtr.	2nd Qtr.
Segment Operating Income	2007	2006	2007
($ in Millions)	$21	$83	$33
          Forest Products operating income declined third quarter 2007 compared with third quarter 2006 primarily due to lower prices and lower shipments. Operating income declined third quarter 2007 compared with second quarter 2007 principally due to lower gypsum prices.
          Average lumber prices third quarter 2007 were down 1% compared with third quarter 2006, and flat compared with second quarter 2007. Gypsum prices third quarter 2007 were down 38% compared with third quarter 2006, and down 13% compared with second quarter 2007. Particleboard prices third quarter 2007 were down 8% compared with third quarter 2006, and down 3% compared with second quarter 2007.
          Shipments of lumber third quarter 2007 were up 4% compared with third quarter 2006, but were down 3% compared with second quarter 2007. Shipments of gypsum were down 19% third quarter 2007 compared with third quarter 2006, and down 11% compared with second quarter 2007. Shipments of particleboard were down 27% third quarter 2007 compared with third quarter 2006, and down 11% compared with second quarter 2007.

Real Estate

	3rd Qtr.	3rd Qtr.	2nd Qtr.
Segment Operating Income	2007	2006	2007
($ in Millions)	$10	$15	$19
          Real Estate reported third quarter 2007 operating income of $10 million, including a $4 million gain from the sale of commercial land.
          Third quarter 2007 high-value land sales totaled 770 acres at an average price of approximately $7,400 per acre.
          Residential activity for wholly-owned and joint venture projects in third quarter 2007 included the sale of 299 lots at an average price of approximately $58,900 per lot.
          Commercial activity for wholly-owned and joint venture projects in third quarter 2007 included the sale of 69 acres at an average price of approximately $206,600 per acre.
Financial Services

	3rd Qtr.	3rd Qtr.	2nd Qtr.
Segment Operating Income	2007	2006	2007
($ in Millions)	$37	$58	$48
          Financial Services operating income declined third quarter 2007 compared with third quarter 2006 and second quarter 2007 principally due to a higher loan loss provision.
Comments
          In announcing third quarter results, Kenneth M. Jastrow, II, chairman and chief executive officer of Temple-Inland Inc. said, “Our Corrugated Packaging operation continues to benefit from improving market conditions and strategic initiatives of full integration and increasing asset utilization. During third quarter 2007 we generated $18 million in additional business improvement compared with third quarter 2006, driven by lower converting costs and volume growth. Market conditions remain favorable and we expect to continue realizing additional business improvement going forward.
          “Forest Products results reflect challenging market conditions. Production in our converting operations is being reduced to match demand for our building products.
          “Real Estate operating income during third quarter 2007 benefited from commercial and high-value land sales activity. Consistent with our focus on value creation, nine projects, representing over 3,000 acres of our high-value land around Atlanta have been entitled over the past year.
          “Financial Services results were negatively impacted by higher loan loss provision during third quarter 2007 reflecting challenging homebuilding and current credit market conditions.

Financial Services continues to focus on asset generation, low cost, and expanding our branch network located in Texas and California, two of the fastest growing deposit markets in the U.S.”
Transformation Plan
          “February 26, 2007 we announced a Transformation Plan to maximize shareholder value by separating Temple-Inland into three focused, stand-alone, public companies and selling our strategic timberland,” Mr. Jastrow continued. “During third quarter 2007, substantial progress was made regarding each component of the Transformation Plan and we are on track to complete the transformation plan by year end. We announced a definitive agreement with an investment entity affiliated with The Campbell Group, Inc. to sell 1.55 million acres of timberland for $2.38 billion. We expect to use the majority of these proceeds to pay a special dividend, which is currently estimated to be approximately $1.1 billion, or $10.25 per share, to our common stockholders. The remaining approximately $700 million of the cash proceeds will be used to reduce debt.
          “The three companies resulting from the plan — Temple-Inland, Guaranty Financial and Forestar - have exciting futures, and will be well positioned to continue to maximize value for shareholders going forward.”
          The Company will host a conference call on October 24, 2007 at 10:00 am EDT to discuss results of third quarter 2007. The meeting may be accessed through webcast or by conference call. The webcast may be accessed through Temple-Inland’s Internet site at www.templeinland.com. To access the conference call, listeners calling from North America should dial 1-800-901-5217 at least 15 minutes prior to the start of the meeting. Those wishing to access the call from outside North America should dial 1-617-786-2964. The password is templeinland. Replays of the call will be available for two weeks following the completion of the live call and can be accessed at 1-888-286-8010 in North America and at 1-617-801-6888 outside North America. The password for the replay is 27104318.
          Temple-Inland Inc. operates four business segments: corrugated packaging, forest products, real estate and financial services. Temple-Inland’s common stock (TIN) is traded on the New York Stock Exchange. Temple-Inland’s address on the World Wide Web is www.templeinland.com.
This release contains “forward-looking statements” within the meaning of the federal securities laws. These statements reflect management’s current views with respect to future events and are subject to risk and uncertainties. We note that a variety of factors and uncertainties could cause our actual results to differ significantly from the results discussed in the forward-looking statements. Factors and uncertainties that might cause such differences include, but are not limited to: general economic, market, or business conditions; the opportunities (or lack thereof) that may be presented to us and that we may pursue; fluctuations in costs and expenses including the costs of raw materials, purchased energy, and freight; demand for new housing; accuracy of accounting assumptions related to pension and postretirement costs, impaired assets, and the allowance for credit losses; competitive actions by other companies; changes in laws or regulations and actions or restrictions of regulatory agencies; our ability to execute certain strategic and business improvement initiatives, including the Transformation Plan; and other factors, many of which are beyond our control.
This release includes non-GAAP financial measures. The required reconciliations to GAAP financial measures are located in this release.

TEMPLE-INLAND INC. AND SUBSIDIARIES
UNAUDITED
Business Segments

	Third Quarter		First Nine Months
	2007	2006	2007	2006
	(Dollars in millions, except per share)
Revenues
Corrugated packaging	$748	$746	$2,288	$2,225
Forest products	223	310	718	984
Real estate	33	59	106	141
Financial services	295	294	866	876

Total revenues	$1,299	$1,409	$3,978	$4,226

Income
Corrugated packaging(a)	$70	$73	$212	$183
Forest products	21	83	92	266
Real estate	10	15	32	50
Financial services	37	58	134	169

Total segment operating income	138	229	470	668
Expenses not allocated to segments General and administrative	(23)	(28)	(75)	(77)
Share-based compensation	(3)	(8)	(41)	(32)
Other operating income (expense)	(6)	(10)	(21)	(21)
Other non-operating income (expense)	1	1	2	92
Parent company interest	(31)	(31)	(93)	(98)

Income before taxes	76	153	242	532
Income taxes	(32)	(58)	(94)	(167)

Income from continuing operations(a)	44	95	148	365
Discontinued operations	(8)	—	(8)	—

Net income	$36	$95	$140	$365

Diluted earnings per share:
Income from continuing operations(a)	$0.41	$0.86	$1.38	$3.26
Discontinued operations	(0.08)	—	(0.08)	—

Net income	$0.33	$0.86	$1.30	$3.26

Average diluted shares outstanding	107.8	110.3	107.9	111.8

(a)	We have recast prior period results to expense planned major maintenance costs as incurred.

	Corrugated Packaging
	Segment		Income from Continuing
	Operating Income		Operations		Per Diluted Share
	As	Retrospective	As	Retrospective	As	Retrospective
	Reported	Application	Reported	Application	Reported	Application
2006
1st qtr	$40	$44	$76	$79	$.67	$.70
2nd qtr	67	66	192	191	1.71	1.70
3rd qtr	74	73	96	95	.87	.86
4th qtr	74	72	105	104	.98	.97

Year	$255	$255	$469	$469	$4.23	$4.23
     Non-GAAP Financial Measures
          Net income excluding special items and net income per diluted share excluding special items are important measures for us and investors because they allow useful and consistent comparisons of on-going operations by excluding gains and losses that management believes are not indicative of our ongoing operating results.
          We define special items to include discontinued operations, effects of accounting changes, and other items such as gains or losses on sales of non-strategic assets; asset impairments; and unusual income, expenses, and tax benefits or charges. The most comparable GAAP measures are net income and net income per diluted share.
          Despite their importance to us, net income excluding special items and net income per diluted share excluding special items are non-GAAP financial measures that have no standardized definitions and as a result may not be comparable with other companies’ measures using the same or similar terms. This lack of comparability may limit the usefulness of these measures to us and investors. There may be other limits in the usefulness of these measures to investors. As a result, we encourage you to read our financial information in its entirety and not to rely on any single financial measure.
Calculation of Non-GAAP Financial Measures

			Second
	Third Quarter		Quarter
	2007	2006	2007
	(In millions, except per share)
Net income determined in accordance with GAAP	$36	$95	$66
Special items, after-tax:
Litigation and other	3	2	3
Transformation costs	4	—	2
Gain on sale of non-strategic timber leases	—	—	(5)
One-time tax benefit	—	—	(3)
Asset impairment	—	3	—
Financial Services repositioning activities	—	1	—
Discontinued operations	8	—	—

Net income excluding special items	$51	$101	$63

Net income per diluted share determined in accordance with GAAP	$0.33	$0.86	$0.62
Special items, after-tax, per diluted share:
Litigation and other	0.02	0.02	0.03
Transformation costs	0.04	—	0.02
Gain on sale of non-strategic timber leases	—	—	(0.05)
One-time tax benefit	—	—	(0.03)
Asset impairment	—	0.03	—
Financial Services repositioning activities	—	0.01	—
Discontinued operations	0.08	—	—
	-

Net income per diluted share excluding special items	$0.47	$0.92	$0.59

Average diluted shares outstanding	107.8	110.3	108.1

TEMPLE-INLAND INC. AND SUBSIDIARIES
UNAUDITED
          Revenues and unit sales of manufacturing subsidiaries, excluding joint venture operations follows:

	Third Quarter		First Nine Months
	2007	2006	2007	2006
	(Dollars in millions)
Revenues
Corrugated Packaging
Corrugated packaging	$717	$713	$2,178	$2,148
Linerboard	31	33	110	77

Total Corrugated Packaging	$748	$746	$2,288	$2,225

Forest Products
Pine lumber	$64	$64	$190	$224
Gypsum wallboard	52	102	189	330
Particleboard	42	62	143	169
Medium density fiberboard	15	17	49	52
Fiberboard	13	16	41	59
Hunting, mineral and recreational leases	12	10	31	38
Fiber and other	25	39	75	112

Total Forest Products	$223	$310	$718	$984

Unit sales
Corrugated Packaging
Corrugated packaging, thousands of tons	839	829	2,535	2,582
Linerboard, thousands of tons	67	70	243	177

Total, thousands of tons	906	899	2,778	2,759

Forest Products
Pine lumber, mbf	215	207	640	641
Gypsum wallboard, msf	368	453	1,164	1,553
Particleboard, msf	119	162	396	491
Medium density fiberboard, msf	32	35	106	115
Fiberboard, msf	75	89	228	297
Supplemental Financial Information:
Supplemental Financial Information for the Parent Company and its manufacturing subsidiaries follows:

	Third Quarter		First Nine Months
	2007	2006	2007	2006
	(Dollars in millions)
Cash Balance (at qtr. end)	$41	$48
Total Debt (at qtr. end)	$1,668	$1,628
Capital Expenditures (including reforestation)	$58	$63	$152	$142

A summary of projects in the entitlement process(a) at third quarter-end 2007 follows:

		Project
Project	County	Acres(b)
California

Hidden Creek Estates	Los Angeles	700
Terrace at Hidden Hills	Los Angeles	30

Georgia
Ball Ground	Cherokee	500
Burt Creek	Dawson/Lumpkin	990
Cedar Creek Preserve	Coweta	200
City of Waleska	Cherokee	150
Corinth Landing	Coweta	800
Crossing	Coweta	230
Fincher Road	Cherokee	950
Genesee	Coweta	750
Grove Park	Coweta	160
Mill Creek	Coweta	780
Overlook	Cherokee	510
Pickens School	Pickens	420
Serenity	Carroll	400
Wolf Creek	Carroll	12,180
Yellow Creek	Cherokee	1,100

Texas
Lake Houston	Harris/Liberty	3,630
Entrada (c)	Travis	240
Woodlake Village (c)	Montgomery	620

Total		25,340

(a)	A project is deemed to be in the entitlement process when customary steps necessary for the preparation and submittal of an application, like conducting pre-application meetings or similar discussions with governmental officials, have commenced, or an application has been filed. Projects listed may have significant steps remaining, and there is no assurance that entitlements ultimately will be received.

(b)	Project acres, which are the total for the project regardless of our ownership interest, are approximate. The actual number of acres entitled may vary.

(c)	We own a 50% interest in these projects.

A summary of activity within our entitled,(a) developed and under development projects at third quarter-end 2007 follows:

			Residential Lots(c)		Commercial Acres(d)
			Lots Sold		Acres Sold
		Interest	Since	Lots	Since	Acres
Project	County	Owned(b)	Inception	Remaining	Inception	Remaining
Projects we own Colorado
Buffalo Highlands	Weld	100%	—	645	—	—
Johnstown Farms	Weld	100%	115	699	—	—
Pinery West	Douglas	100%	—	—	—	115
Stonebraker	Weld	100%	—	600	—	—

Texas
Arrowhead Ranch	Hays	100%	—	232	—	5
Caruth Lakes	Rockwall	100%	245	629	—	—
Cibolo Canyons	Bexar	100%	464	1,285	64	81
Harbor Lakes	Hood	100%	196	256	—	14
Harbor Mist	Calhoun	100%	—	1,393	—	36
Hunter’s Crossing	Bastrop	100%	268	309	19	95
Katy Freeway	Harris	100%	—	—	38	—
La Conterra	Williamson	100%	—	509	—	60
Maxwell Creek	Collin	100%	580	443	—	—
Oakcreek Estates	Comal	100%	—	648	13	—
The Colony	Bastrop	100%	347	1,078	22	50
The Gables at North Hill	Collin	100%	193	89	—	—
The Preserve at Pecan Creek	Denton	100%	138	681	—	9
The Ridge at Ribelin Ranch	Travis	100%	—	—	161	40
Other projects (6)	Various	100%	2,173	125	68	33
Georgia
Towne West	Bartow	100%	—	2,550	—	121
Other projects (8)	Various	100%	—	1,485	—	40
Missouri and Utah
Other projects (3)	Various	100%	775	242	—	—

			5,494	13,898	385	699

Projects in entities we consolidate

Texas
City Park	Harris	75%	754	557	50	115
Lantana	Denton	55% (e)	329	2,021	—	—
Light Farms	Collin	65%	—	2,501	—	—
Timber Creek	Collin	88%	—	654	—	—
Other projects (5)	Various	Various	292	337	13	54

			1,375	6,070	63	169

Total owned and consolidated			6,869	19,968	448	868

Projects in ventures that we account for using the equity method

Georgia
Seven Hills	Paulding	50%	620	460	26	—
The Georgian	Paulding	38%	285	1,100	—	—
Other projects (5)	Various	Various	1,844	187	3	—

Texas
Bar C Ranch	Tarrant	50%	173	1,008	—	—
Fannin Farms West	Tarrant	50%	224	219	—	—
Lantana	Denton	Various (e)	1,755	93	2	78
Long Meadow Farms	Fort Bend	19%	594	1,590	24	186
Southern Trails	Brazoria	40%	232	830	—	—
Stonewall Estates	Bexar	25%	97	154	—	—
Summer Creek Ranch	Tarrant	50%	793	1,695	—	374
Summer Lakes	Fort Bend	50%	294	850	48	3
Village Park	Collin	50%	313	256	—	5
Waterford Park	Fort Bend	50%	—	493	—	37
Other projects (3)	Various	Various	278	251	—	37

Florida
Other projects (3)	Various	Various	473	372	—	—

Total in ventures			7,975	9,558	103	720

Combined Total			14,844	29,526	551	1,588

(a)	A project is deemed entitled when all major discretionary land-use approvals have been received. Some projects may require additional permits for development.

(b)	Interest owned reflects our equity interest in the project, whether owned directly or indirectly. There are some projects that have multiple ownership structures within them. Accordingly, portions of these projects may appear as owned, consolidated and/or accounted for using the equity method.

(C)	Lots are for the total project, regardless of our ownership interest.

(d)	Commercial acres are for the total project, regardless of our ownership interest and are net developable acres, which may be fewer than the gross acres available in the project.

(e)	The Lantana project consists of a series of 21 partnerships in which our voting interests range from 25% to 55%. We account for eight of these partnerships using the equity method and we consolidate the remaining partnerships.